                                                                    Exhibit 11.1


                          MEDSTONE INTERNATIONAL, INC.
                      COMPUTATION OF PER SHARE INFORMATION



                                                            YEAR ENDED DECEMBER 31,
                                                   1996              1995              1994
                                               ------------      ------------     -------------
Earnings:
  Net income(loss)  . . . . . . . . . . .      $   (238,471)     $  3,874,327      $  4,384,202
                                               ============      ============      ============

Computation of primary per share
 information:
  Shares:
    Weighted average number
       of shares outstanding  . . . . . .         5,517,976         5,256,486         4,912,620
    Add effect of outstanding
       options and warrants (a)   . . . .               ---           288,345           437,784
                                               ------------      ------------      ------------
    Number of shares outstanding, as
       adjusted   . . . . . . . . . . . .         5,517,976         5,544,831         5,350,404
                                               ============      ============      ============

    Primary earnings(loss) per share  . .      $       (.04)     $        .70      $        .82
                                               ============      ============      ============

Computation of fully diluted per
 share information:
  Shares:
    Weighted average number
       of shares outstanding  . . . . . .         5,517,976         5,256,486         4,912,620
    Add effect of outstanding
       options and warrants (a)   . . . .               ---           361,745           515,065
                                               ------------      ------------      ------------
    Number of shares outstanding as
       adjusted   . . . . . . . . . . . .               N/A         5,618,231         5,427,685
                                               ============      ============      ============

    Fully diluted earnings(loss)
       per share  . . . . . . . . . . . .               N/A      $        .69      $        .81
                                               ============      ============      ============

___________

(a) As determined by the application of the treasury stock method.





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